UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CUTERA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
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Explanatory Note

This supplement (this “Supplement”) to Cutera, Inc.’s (the “Company”) definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on June 17, 2024 for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) is being filed to correct certain inadvertent errors and clarify Proposal Four in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares of Company common stock. Capitalized terms used in this Supplement without definition have the same meanings as set forth in the Proxy Statement.

When determining to recommend Proposal Four for stockholder approval, the Board specifically noted a net dilutive effect of only an additional 90,695 shares (or less than 0.5% of the Company's outstanding shares) when accounting for the 2,395,275 share increase to the Amended and Restated Plan and the corresponding contingent termination of the Inducement Plan and the 2,304,580 shares available for grant thereunder, and therefore is filing this Supplement to clarify the net dilutive effect of the approval of Proposal Four.

On page 26 of the Proxy Statement, the Company correctly indicated that the Inducement Plan would be terminated if Proposal Four receives the requisite stockholder approval, stating in relevant part: “In addition, if our stockholders approve the Amended and Restated Plan, our non-stockholder-approved 2023 Inducement Equity Incentive Plan (the “Inducement Plan”) will be terminated upon such approval (which means no further grants can be made under the Inducement Plan but outstanding awards granted under the Inducement Plan will continue to be governed by such plan’s terms)”; however, in subsequent sections of the Proxy Statement, the disclosure inadvertently misstated the number of shares that would be available under the Company’s equity plans following approval of Proposal Four at the Annual Meeting due to the 2,304,580 shares available under the Inducement Plan being included in such share counts instead of being terminated along with the Inducement Plan. Specifically:

•On page 27 of the Proxy Statement, it incorrectly states “There were 4,929,701 shares available for grant in the Amended and Restated Plan as of May 23, 2024 (including the 2,395,275 shares that we are requesting stockholders to approve at the 2024 Annual Meeting).” The 4,929,701 figure should not include shares available under the Inducement Plan and should therefore state that only 2,626,662 shares were available, including the 2,395,275 shares that the Company is requesting stockholders approve pursuant to Proposal Four;

•The chart on page 28 of the Proxy Statement indicated that the total equity overhang would be 39.5% in the event that the 2,395,275 additional shares were approved pursuant to Proposal Four. This figure should read 28.1%; and

•On page 29 of the Proxy Statement, it incorrectly states “As of May 23, 2024, a total of 20,501,192 shares were authorized for issuance under our 2019 Equity Incentive Plan, of which 2,534,426 shares remained available for future awards. Upon stockholder approval of the Amended and Restated Plan at the 2024 Annual Meeting on July 15, 2024, the total number of shares authorized for issuance under the Amended and Restated Plan will be 22,896,467, of which 4,929,701 shares will be available for future awards described below.” This sentence should read “As of May 23, 2024, a total of 13,351,192 shares were authorized for issuance under our 2019 Equity Incentive Plan, of which 231,387 shares remained available for future awards. Upon stockholder approval of the Amended and Restated Plan at the 2024 Annual Meeting on July 15, 2024, the total number of shares authorized for issuance under the Amended and Restated Plan will be 15,746,467, of which 2,626,662 shares will be available for future awards as described below.”
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CUTERA®

A New Energy in Aesthetics

Annual Proxy Proposals

JUNE 2024

Addressing Prior Challenges to Rebuild Value

CUTR Stock Price 2022 - Present

AviClear FDA Clearance
AviClear US Launch
New CEO and Team
Management Termination and Interim CEO Appointed
Chairman Request for Special Meeting to Remove Directors
New BOD Members and Agreement with Key Shareholders
70.00
60.00
50.00
40.00
30.00
20.00
10.00
1.54
2022
Apr
Jun
Aug
Oct
2023
Apr
Jun
Aug
Oct
2024
Mar
May
Jul

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CUTERA

New Leadership with Track Records of Success

Deep aesthetics and med-tech expertise

Taylor Harris
CEO

ZELTIQ
MYOKARDIA
THORATEC

Joined August 2023

Michael Karavitis
CTO

Alcon
IntraLase

Stuart Drummond
Interim CFO

Sangamo
PROCERA
CareDx

Jeff Jones
COO

sientra
RELIANT TECHNOLOGIES INCORPORATED
BENVENUE

Joined September 2023

Stephana Patton
Chief Legal Officer

INTERVENN
EIGER
BIOTIME

Joined November 2023

Steve Kreider
SVP, Global Marketing

Ortho Dermatologics
MEDICIS
MERZ
Pfizer

Brent Hauser
President, International

ZELTIQ
abbvie Allergan
SOLTA MEDICAL

Joined October 2023

TJ Huffman
VP, NA Sales

CYNOSURE
RICOH

New Board of Directors appointed starting in June 2023

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CUTERA

New Strategic Priorities to Drive Shareholder Value

1 Return to operational excellence

- Improved service and reliability
- Insourcing and review of critical suppliers
- Implementing best in class processes
- Building high performance team

2 Establish AviClear franchise

- Novel, first-in-class laser for the long-term treatment of acne
- Large growth opportunity in aesthetic dermatology; pull-through opportunity for legacy portfolio
- Training, education, and marketing support to drive increased utilization
- New, flexible business model

3 Achieve long-term profitability

- Aggressive cost management
- Focus on gross margin improvement and reduction of working capital
- Driving toward cash flow breakeven

4

CUTERA

Amend and Restate 2019 Equity Incentive Plan

- Increases number of shares available for future grants
  - Adds 2,395,275 shares for future grants
  - The 229,846 shares remaining under 2019 Plan are insufficient
- Equity incentive awards are critical to hiring and employee retention
  - Important long-term incentive and competitive hiring tool
  - Insufficient equity incentive could require increased cash-based compensation
- 2023 Inducement Equity Incentive Plan will be terminated upon approval
  - Net change in approved equity overhang is only an incremental ~91k shares, or 0.5%
- Shares in amended plan projected to be sufficient for approximately 2 years
  - Plan will last for shorter duration without approval of repricing proposal #5
- Failure to approve could adversely impact talent retention and growth

Board of Directors Recommends Vote FOR Proposal 4

5 CUTERA

Proposal 4: Impact on Overhang

	Awards Outstanding	Issued Overhang	Available for Grant	Total Overhang
Current (as of 5/23/2024)	3,015,221	15.0%	2,534,426	27.6%
Proposed Changes				
(+) Additional Share Authorization Under 2019 Plan			2,395,275	
(-) Elimination of Inducement Plan			(2,304,580)	
Net Impact			90,695	
Pro Forma (Assuming Proposal 4 is Approved)	3,015,221	15.0%	2,625,121	28.1%

- The net impact on overhang of Proposal 4 is an additional 91k shares available for grant, or ~0.5%

Board of Directors Recommends Vote FOR Proposal 4

6

CUTERA

Repricing of Certain Stock Options

- Changes strike price of outstanding options to current market price
- Proposal designed with engagement from independent consulting firms Compensia and Alpine Rewards
- Equity awards are a key component of our long-term incentive compensation
- Current options are significantly underwater and do not have incentive value
  - Weighted average exercise price of $9.91 compares with current price of ~$2.00
  - Repricing will decrease pressure for additional grants
  - Approval will align recognized compensation costs with value of equity awards
- Incentive equity pool will be depleted much faster and increase overhang without repricing approval
- Failure to address option concerns could adversely affect business and operations

Board of Directors Recommends Vote FOR Proposal 5

7 CUTERA

Safe Harbor Statement

Forward-Looking Statements

This presentation includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential," "objective," "would," the negative of these terms, or and other similar expressions intended to identify statements about the future. Forward-looking statements speak only as of the date they are made and involve risks and uncertainties, many of which are beyond our control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in our Annual Reports on Form 10-K filed with the SEC on May 10, 2024, Quarterly Reports on Form 10-Q 10-K filed with the SEC on May 10, 2024, Current Reports on Form 8-K, and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera. Forward-looking statements speak only as of the date they are made. We assume no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Management bases all estimates as to events that may occur in the future upon their best judgment as of the date of this presentation. Whether or not such estimates may be achieved will depend upon us achieving our overall business objectives and the availability of funds. Actual results will vary from the estimates, and such variations may be material. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and for the market in which we operate are subject to a high degree of risk and uncertainty. By attending or receiving this presentation you acknowledge that you will be solely responsible for your own assessment of the market and our market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of our business.

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CUTERA

Additional Information

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by Company stockholders (via Internet, telephone, or by mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption Can I change my vote? in the section Questions & Answers Regarding this Solicitation and Voting at the Annual Meeting.